Exhibit 99

Granite City Food & Brewery Company Presentation

This presentation contains forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this presentation refer to our expectations regarding continued operating improvements and our forecasts of future financial performance. These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: the limited history for evaluating our company; our history of losses and expectation of further losses; the effect of poor operating results on our company; the effect of growth on our infrastructure, resources, and existing sales; our ability to expand our operations in both new and existing markets; the impact of supply shortages and food costs in general; our ability to protect trademarks and other proprietary information; the impact of litigation; our ability to raise capital; our ability to fully utilize and retain new executives; negative publicity surrounding our restaurants or the consumption of our food products in general; a decline in visitors to activity centers surrounding our restaurants; the impact of federal, state, or local government regulations; labor shortages or increases in labor costs; economic and political conditions; the effect of competition in the restaurant industry; and the other risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2013. We assume no obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or uncertainties after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Senior Management Presenters Rob Doran Chief Executive Officer • Former EVP of McDonald’s USA • Leadership Consultant • 30 Years of Restaurant Operating Experience Jim Gilbertson Chief Financial Officer • Served as Original Granite City Board Member • CFO of Granite City Since 2007 • 15+ Years of Public Company CFO Experience

Company Overview OTCQB Symbol GCFB

Share O/S – (Assuming P/S Fully Converted) 14.2 Million

52 Week Range $1.87 - 2.70 Concepts Granite City Food & Brewery Cadillac Ranch All-American Bar & Grill Store Count 28 6 Average Sales $3.8mm $3.9mm Avg. Check $13.80 $14.50 Key Elements Scratch Kitchen, Americana Food, Polished Casual, On Site Breweries Multiple Bars, Mechanical Bulls, Rock ‘n Roll Decor, Americana Food Location Type Primarily Stand Alone, 8-10,000 sq ft Entertainment Centers, 10,000+ sq ft Growth Plans • 3 Stores in 2013, 4 Stores in 2014 • Will Develop Selectively

Value Creation for Investors Increase Restaurant EBITDA by $7 - $8 million, • Based on targeted prototype EBITDA margins of 19.5% • Assumes Average Unit Volumes of ~$5.2mm • Does not include same store sales growth Open 7-8 New Restaurants in 2013/2014 • 1 Opened (TN) • 2 Announced (IN/OH) • 2 In Final Stages 4-6 In Serious Dialogue • Assumes 8x EBITDA Multiple for Casual Dining Concepts, Net of Construction Costs • Total Outstanding Shares of 14.2 million, as converted Drive $3+ Per Share of Value for Investors

A “Modern American” Polished Casual restaurant brand positioned In the American Consumer’s sweet spot, with a value oriented menu. Where Food & Beer is More Than a Craft.

Made From Scratch Food > Committed to Made-from-Scratch, Freshly Prepared Cooking > Oversized Portions Give Great Value > Weekly Specials Provide Variety to Patrons > Large Menu Provides for Flexibility with Commodities

Proprietary Craft Beer Patented Brewing Process Allows Us to “Par Bake” Our Beer in a Central Location; • Favorable Economics: $75 per barrel to Produce vs. $110 for Miller/$200+ for Craft Beer • Offer Seven Flagship Brews and Multiple Specialty/Seasonal Beers • Beers Have a Gross Profit of 87% / 98% of Beer Sold in Restaurants is Ours •  •Brew Kettle Malt Wort Transporter Fermenter Bartender Customer

Differentiated Customer Value Proposition

Granite City - The Best of Both Worlds Take a Great Concept: • Cravable Scratch Food • Great Service • Outstanding Dining Value AND Make it Best in Class: • Management • Private Equity (CIC Partners) • New Board • Branding • Prototype Building

Where We Came From - Base Units

Where We are Going Troy, Michigan - Opened May, 2012

Frankline, Tennessee - Opened Feb, 2013

Host Stand / Entry

Bar

Dinning Room

Strong Portability - Room for Expansion

Leading Sales Volume

High Traffic Flows

Shifting Food to Liquor Mix Base Stores: 80%/20% New Prototype 71%/29%

Leading Same Store Sales

Revenue Growth

Strong EBITDAR Margin Improvement

Growing EBITDA

(Top of Class Unit Economics) $5,200(3) $4,200 $4,000 $3,900 $5,000 Average Unit Volume Restaurant-Level EBITDA $1,014 $700 $701 $780 $975 $508  % Margin 19.5% 16.7% 17.5% 20.0% 19.5% 18.6% Average Cash Investment (7) $2,500 $2,000 $2,364 $2,775 $3,800 $2,000 Sales to Investment Ratio 2.1x 2.1x 1.7x 1.4x 1.3x 1.4x  Cash-on-Cash Return (2) 40.6%(4) 35.0% 29.7% 28.1% 25.7% 25.4% Source: SEC filings, 10-K, Analyst reports, Company presentations and Restaurant Research Journal 1.) Represents targeted Prototype restaurant 2.) Cash on Cash Return defined as Restaurant-Level EBITDA divided by Net Cash Investment excluding Pre-Opening Expense and Tl 3.) Represents targeted Year 1 Sales: Investment Ratio 4.) Represent targeted Year 3 Cash-on -Cash Return 5.) Based en actual fifing data, except ofr Average Cash Investment $,) BBRG unit economics based on average of targeted Bravo & Brio Unit Economics7) Cash Investment Represents Building Costs Less TI less Pre-opening expense

Trading At Discount Market Cap. $28 (1) $1,953 $929 $1,408 $535 Enterprise Value $44 $1,925 $896 $1,388 $534 EBITDA (2012A) $7 (2) $223 $84 $164 $22 2012 EBITDA Growth 131% 8% 5% 17% 46%

CIC Partners: Controlling Shareholder CIC Sample Restaurant & Retail Investments MAIN STREET SPORTS GRILL  LEGENDS All about the fens. RESTORATION HARDWARE ACFCAS

H’EXPRESS(1)  CIC Partners, a Dallas based private equity firm, is the controlling shareholder of CDP, which controls the Board of Granite City CIC Partners Provides Granite City with:  Significant experience in restaurant and retail businesses  Patient, long-term capital and access to broader debt financing sources Additional financial horsepower and M&A deal flow Broad talent and experience to support the Board of Directors

Smmary New Management and Leadership Reinvigorating a Strong Brand Scratch kitchen, craft beer, and Modern Decor -> “On Trend” ^Proven Portability Across Urban and Suburban Midwest Markets  Wind at Our Back: Strong Same Store Sales & Expanding Margins  New Prototype with Best-in-Class Unit Economics  Growth Ramping Quickly  Trading at a Discount to Peers

Questions and Answers

Appendix

Trailing 12 Months Average EBITDA Per FTE

Non-GAAP Reconciliations F iscal Year 2012 Adjusted EBITDA Net loss ($4,105,481) Net interest expense Exit or disposal activities Depreciation and amortization Pre-opening Acquisition costs Termination/contract negotiation costs Share-based compensation Lease adjustment due to Capital Leases Adjusted EBITDA 4,911,425  547,347  7,405,705  1,043,199  713,336  223,341  309,829  (4,071,746)  $6,976,955

Capital Lease Effect on Balance Sheet and Income Statement Fiscal Year End 2013  Total Obligations Capital Leases Actual Bank Debt Balance $53.8 $35.0 $18.8 Related Interest $4.9 $3.7 $1.2 The Company Recognizes Most of its Leases as Capital Leases Due to the Long Term Nature of Lease